LAW OFFICES OF
                  CLINE, WILLIAMS, WRIGHT, JOHNSON & OLDFATHER
                            1900 FIRST BANK BUILDING
                          LINCOLN, NEBRASKA 68508-2095
                                 (402) 474-6900
                               FAX (402) 474-5393


August 13, 1997




Liquid Assets Fund, Inc.
2203 Grand Ave.
Des Moines, IA  50312-5338

         RE:      REGISTRATION OF SECURITIES PURSUANT TO RULE 24F-2

Ladies and Gentlemen:

         Our opinion has been requested in connection with the registration of shares of Liquid Assets Fund, Inc. (the "Fund"), pursuant to Rule 24f-2 under the Investment Company Act of 1940. We have conducted such legal and factual inquiries as we have deemed necessary under the circumstances. Based upon such inquiries, all shares sold by the Fund during the fiscal year ended June 30, 1997, were legally issued, fully paid and nonassessable.

         We consent to the filing of this opinion in connection with the notice to be filed with the Securities and Exchange Commission pursuant to Rule 24f-2.

                                                          Very truly yours,





                                                          JOHN C. MILES
                                                          For the Firm